UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

KemPharm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36913	20-5894398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of principal executive offices)		(Zip Code)

(321) 939-3416
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KMPH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, the Board of Directors (the “Board”) of KemPharm, Inc. (the “Company”) appointed Richard W. Pascoe to serve as the Company’s Chief Executive Officer, effective immediately. Concurrently with his appointment as Chief Executive Officer, Mr. Pascoe stepped down as the Company’s Executive Chairman. Mr. Pascoe will continue to serve as a member of the Board. Mr. Pascoe has been designated as the Company’s principal executive officer, succeeding Travis C. Mickle, Ph.D., the Company’s President and former Chief Executive Officer, in such role. On January 6, 2023, Dr. Mickle resigned his role (i) as Chief Executive Officer, effective immediately, and (ii) as President and as a member of the Board, in each case, effective as of the date of the Company’s 2023 Annual Meeting of Stockholders.

Additionally, the Board has appointed Matthew R. Plooster, a member of the Board, as the Chairman of the Board.

Richard W. Pascoe, age 58, has served as a director of the Company since January 2014 and served as the Company’s Executive Chairman from November 2021 to January 2023. From January 2019 to November 2021, Mr. Pascoe served as the president and chief executive officer and on the board of directors of Histogen Inc., a biologics company. From March 2013 to January 2019, Mr. Pascoe was the chief executive officer and director of Apricus Biosciences. From August 2008 to March 2013, Mr. Pascoe was the president and chief executive officer and a director of Pernix Sleep, Inc. (formerly known as Somaxon Pharmaceuticals, Inc.), a specialty pharmaceutical company. Prior to Pernix, from 2005 to 2008, Mr. Pascoe worked for ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company, where he was most recently senior vice president and chief operating officer. Mr. Pascoe also serves as a director of Seelos Therapeutics, Inc, a specialty pharmaceutical company. Mr. Pascoe received his B.S. degree from the United States Military Academy at West Point.

CEO Compensation

In connection with Mr. Pascoe’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Pascoe entered into an amendment to the employment agreement, dated November 5, 2021, by and between the Company and Mr. Pascoe (the “Amendment”). Pursuant to the Amendment, (i) Mr. Pascoe’s annual base salary was increased to $592,000, (ii) his annual performance-based target bonus was increased to 55% of his annual base salary, and (iii) he became entitled to receive an option under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”) to purchase 700,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 9, 2023. The option will vest in four equal annual installments, with the first such installment occurring on January 6, 2024 (subject to Mr. Pascoe’s continued service to the Company through the applicable vesting date).

In addition, Mr. Pascoe will remain covered by the indemnification agreement that he previously entered into with the Company.

Transition Agreement and Consulting Agreement

In connection with the management transition, the Company entered into (i) a transition agreement with Dr. Mickle (the “Transition Agreement”) and (ii) a consulting agreement with Dr. Mickle (the “Consulting Agreement”). Pursuant to the terms of the Transition Agreement, subject to his timely delivering a release of claims in the Company’s favor, Dr. Mickle will receive severance payments and benefits consisting of (i) continued payment of his base salary for 18 months following the date on which Dr. Mickle’s employment with the Company ends (the “Separation Date”), (ii) up to 18 months of continued medical, dental and vision coverage pursuant to COBRA and (iii) a one-time, lump sum bonus payment equal to a pro rata amount of his annual performance-based target bonus for the year in which the Separation Date occurs. In addition, immediately prior to the Separation Date, all outstanding options to purchase the Company’s common stock held by Dr. Mickle will be vested in full, and such accelerated vested options may be exercised through the later of (i) the 18-month anniversary of the date of the Transition Agreement and (ii) the date of the termination of the Consulting Agreement.

Pursuant to the terms of the Consulting Agreement, Dr. Mickle has agreed to provide consulting services until the first anniversary of the Company’s 2023 Annual Meeting of Stockholders. In exchange for such services, Dr. Mickle will receive consulting fees of $40,000 per month. In addition, Dr. Mickle was granted, under the Plan, 547,945 performance-based restricted stock units, which will vest in full upon the timely achievement of a clinical and development milestone, subject to forfeiture upon certain disqualifying events.

The foregoing descriptions of each of the Amendment, the Transition Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of January 6, 2023, between KemPharm, Inc. and Richard W. Pascoe.
10.2	Transition Agreement, dated as of January 4, 2023, as amended, between KemPharm, Inc. and Travis C. Mickle, Ph.D.
10.3†	Consulting Agreement, dated as of January 6, 2023, between KemPharm, Inc. and Travis C. Mickle, Ph.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10). Such omitted information is not material and the registrant customarily and actually treats such information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KemPharm, Inc.

Date: January 9, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer